Exhibit 10.1

AMENDMENT NO. 3 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 3 is entered into as of the 5th day of August, 2009 (the “Amendment”), by and between Richard E. Davis (the “Executive”) and NMT Medical, Inc., a Delaware corporation (the “Company”), to amend the Amended and Restated Employment Agreement, dated as of May 20, 2004, as amended by Amendment No. 1 to the Amended and Restated Employment Agreement, dated as of August 14, 2006, and Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of April 15, 2008, by and between the Executive and the Company (as amended, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties, acting in accordance with Section 23 of the Agreement, desire to amend the Agreement to provide for (i) an additional week of vacation for the Executive and (ii) to extend the time period in which the Executive’s Options can be exercised following both involuntary termination without Cause and termination by the Executive without Cause;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The reference to “three weeks of vacation” in Section 7(b) shall be replaced with the following:

“four weeks of vacation”

2. The reference to “360 days” in Section 14 of the Agreement shall be replaced with the following:

“one (1) year”

3. The reference to “90 days” in Section 16 of the Agreement shall be replaced with the following:

“one (1) year”

4. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the Parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

5. Upon execution of this Amendment by the Parties, on and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts without reference to the principles of conflicts of law.

7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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THE UNDERSIGNED` have executed this Amendment effective as of the date first written above.

COMPANY:

NMT Medical, Inc.

By:	/s/ Frank Martin
Frank Martin
President and Chief Executive Officer

EXECUTIVE:

/s/ Richard E. Davis
Richard E. Davis